UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2023

MURPHY USA INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35914	46-2279221
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street
El Dorado,	Arkansas		71730-5836
(Address of principal executive offices)			(Zip Code)

(870) 875-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	MUSA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 4, 2023, Murphy USA Inc. held its annual meeting of stockholders. The Class I directors proposed by management were elected with a tabulation of votes to the nearest share as shown below.

	For	Against	Abstain	Broker Non-Votes
Claiborne P Deming	17,732,596	249,251	22,650	1,697,533
Hon. Jeanne L. Phillips	16,939,065	1,042,940	22,492	1,697,533
Jack T. Taylor	17,679,400	302,306	22,791	1,697,533

The earlier appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company's independent registered public accounting firm for the 2023 fiscal year was approved by stockholders with 19,534,561 shares voted in favor, 143,740 shares voted against and 23,729 shares abstained.

Regarding an advisory, non-binding vote on executive compensation, stockholders approved the compensation of the Company's named executive officers with 17,171,731 shares voted in favor, 793,663 shares voted against, 39,103 shares abstained and 1,697,533 broker non-votes.

Regarding the approval of the Murphy USA Inc. 2023 Omnibus Incentive Plan, stockholders approved the Plan with 17,167,180 shares voted in favor, 810,501 shares voted against, 26,816 shares abstained and 1,697,533 broker non-votes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY USA INC.

Date:	May 5, 2023	By: /s/ Donald R. Smith, Jr.
Donald R. Smith, Jr.
Vice President and Controller